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                                 EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Shareholders of The Internet Advisory Corporation

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of The Internet Advisory Corporation, of our report dated March 24, 2002 relating to the financial statements of The Internet Advisory Corporation appearing in the Annual Report on Form 10-KSB of The Internet Advisory Corporation for the year eneded December 31, 2001.

                                                /s/ Radin Glass & Co., LLP
                                                --------------------------
                                                Radin Glass & Co., LLP
                                                Certified Public Accountants

New York, New York
June 24, 2002